March 13, 2020

PRESS RELEASE

Century Casinos, Inc. Announces Fourth Quarter and Full Year 2019 Results

Colorado Springs, Colorado – March 13, 2020 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three months and year ended December 31, 2019.

Fourth Quarter 2019 Highlights*

•	Net operating revenue was $67.2 million, an increase of 49% from the three months ended December 31, 2018.
•	Loss from operations was ($14.7) million, a decrease of 846% from the three months ended December 31, 2018.
•	Net loss attributable to Century Casinos, Inc. shareholders was ($20.1) million, a decrease of 4080% from the three months ended December 31, 2018.
•	Adjusted EBITDA** was $9.8 million, an increase of 69% from the three months ended December 31, 2018.
•	Loss per share was ($0.68).

2019 Highlights*

•	Net operating revenue was $218.2 million, an increase of 29% from the year ended December 31, 2018.
•	Loss from operations was ($5.2) million, a decrease of 155% from the year ended December 31, 2018.
•	Net loss attributable to Century Casinos, Inc. shareholders was ($19.2) million, a decrease of 664% from the year ended December 31, 2018.
•	Adjusted EBITDA** was $30.3 million, an increase of 30% from the year ended December 31, 2018.
•	Basic loss per share was ($0.65), a decrease of 642% from the year ended December 31, 2018.
•	Diluted loss per share was ($0.65), a decrease of 691% from the year ended December 31, 2018.
•	Book value per share*** at December 31, 2019 was $5.54.

In December 2019, the Company determined that the intangible and tangible assets at Century Casino Bath were impaired. The impairment, which totaled $16.5 million, was determined after evaluating losses incurred by the casino since operations began and future forecasts of continued losses due to the current regulatory environment for casinos in England.

On December 6, 2019, the Company completed its acquisition (the “Acquisition”) of the operations of Isle Casino Cape Girardeau, located in Cape Girardeau, Missouri, Lady Luck Caruthersville, located in Caruthersville, Missouri, and Mountaineer Casino, Racetrack and Resort located in New Cumberland, West Virginia (collectively, the “Acquired Casinos”), from Eldorado Resorts, Inc. for an aggregate purchase price of approximately $110.6 million. Immediately prior to the Acquisition, the real estate assets underlying the Acquired Casinos were sold to an affiliate of VICI Properties Inc. (“VICI PropCo”). On the closing date, the Company and VICI PropCo entered into a triple net lease agreement (the “Master Lease”) for the three Acquired Casino properties. The Master Lease has an initial annual rent of approximately $25.0 million and an initial term of 15 years, with four five-year renewal options.

1/13

The consolidated results for the three months and year ended December 31, 2019 and 2018 are as follows:

	For the three months			For the year
Amounts in thousands, except per share data	ended December 31,			ended December 31,
Consolidated Results:	2019	2018	% Change	2019	2018	% Change
Net Operating Revenue	$67,236	$45,106	49%	$218,227	$168,938	29%
(Loss) Earnings from Operations	(14,745)	1,976	(846%)	(5,220)	9,459	(155%)
Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders	$(20,140)	$506	(4080%)	$(19,155)	$3,394	(664%)

Adjusted EBITDA**	$9,776	$5,801	69%	$30,281	$23,377	30%

(Loss) Earnings Per Share Attributable to Century Casinos, Inc. Shareholders:
Basic	$(0.68)	$0.02	(3500%)	$(0.65)	$0.12	(642%)
Diluted	$(0.68)	$0.02	(3500%)	$(0.65)	$0.11	(691%)

 “We are pleased with the fourth quarter results and the immediate impact the addition of the three casinos acquired from Eldorado Resorts had on our operating results,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “The acquired casinos have had very encouraging initial results, and we are excited to continue integrating the operations into the Century brand and to see anticipated meaningful growth from this acquisition on Century Casinos in the future,”  Messrs. Haitzmann and Hoetzinger concluded.

The Company is carefully monitoring the situation caused by the coronavirus (COVID-19) pandemic. Although the entire situation is unpredictable, our management teams are prepared to control what they can control. Our casinos are following and implementing the recommendations from the US Centers for Disease Control and Prevention, which include everyday preventative actions to help prevent the spread of respiratory viruses, such as washing your hands often with soap and water, avoiding touching your eyes, nose, and mouth with unwashed hands, covering your cough or sneeze with a tissue, cleaning and disinfecting frequently touched objects and surfaces and of course staying home when you are sick. We are also putting an extra effort into straight-forward and realistic guest messaging and have stepped-up employee trainings to ensure strict compliance with our policies and procedures. We are in constant communication with our employees to reinforce our sanitation safety procedures in both guest-facing and back-of-house areas. We are sanitizing high-traffic public areas at an increased frequency. Proper procedures are posted in all back-of-house work areas.

To date, COVID-19 has not had a significant impact on our US or Canadian markets, while the market in Poland has been weakening by approximately ten percent. Our customer base is very diversified within North America. Our casinos are ‘local’ casinos in urban and suburban locations, with the vast majority of our business from customers who live within an hour from our facilities. Our casinos have negligible meeting and convention business and few of our customers travel by air to visit us. This may temper the impact of COVID-19 on our business, but this situation continues to evolve and could adversely impact us until the virus runs its course.

2/13

Reportable Segment  Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments as of December 31, 2019:

Reportable Segment	Operating Segment	Reporting Unit
United States	Colorado	Century Casino & Hotel - Central City
Century Casino & Hotel - Cripple Creek
	West Virginia	Mountaineer Casino, Racetrack & Resort
	Missouri	Century Casino Cape Girardeau
Century Casino Caruthersville
Canada	Edmonton	Century Casino & Hotel - Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
	Calgary	Century Casino Calgary
Century Downs Racetrack and Casino
Century Bets! Inc.
Poland	Poland	Casinos Poland
Corporate and Other	Corporate and Other	Cruise Ships & Other
Century Casino Bath
Corporate Other

The Company’s net operating revenue increased by $22.1 million, or 49%, and by $49.3 million, or 29%, for the three months and year ended December 31, 2019,  compared to the three months and year ended December 31, 2018.  Following is a summary of the changes in net operating revenue by reportable segment for the three months and year ended December 31, 2019,  compared to the three months and year ended December 31, 2018:

	Net Operating Revenue
	For the three months				For the year
	ended December 31,				ended December 31,
Amounts in thousands	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
United States	$23,926	$7,938	$15,988	201%	$49,998	$33,483	$16,515	49%
Canada	20,291	15,678	4,613	29%	80,650	61,361	19,289	31%
Poland	21,675	19,514	2,161	11%	81,894	68,209	13,685	20%
Corporate and Other	1,344	1,976	(632)	(32%)	5,685	5,885	(200)	(3%)
Consolidated	$67,236	$45,106	$22,130	49%	$218,227	$168,938	$49,289	29%

3/13

The Company’s earnings from operations decreased by ($16.7) million, or (846%), and by ($14.7) million, or (155%), for the three months and year ended December 31, 2019,  compared to the three months and year ended December 31, 2018.   Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three months and year ended December 31, 2019,  compared to the three months and year ended December 31, 2018:

	Earnings (Loss) from Operations
	For the three months				For the year
	ended December 31,				ended December 31,
Amounts in thousands	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
United States	$4,685	$1,033	$3,652	354%	$9,478	$5,882	$3,596	61%
Canada	4,000	3,675	325	9%	16,115	14,633	1,482	10%
Poland	1,627	460	1,167	254%	5,915	145	5,770	3979%
Corporate and Other	(25,057)	(3,192)	(21,865)	(685%)	(36,728)	(11,201)	(25,527)	(228%)
Consolidated	$(14,745)	$1,976	$(16,721)	(846%)	$(5,220)	$9,459	$(14,679)	(155%)

Net earnings attributable to Century Casinos, Inc. shareholders decreased by ($20.6) million, or (4080%), and by ($22.5) million, or (664%), for the three months and year ended December 31, 2019,  compared to the three months and year ended December 31, 2018.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three months and year ended December 31, 2019,  compared to the three months and year ended December 31, 2018:

	Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the year
	ended December 31,				ended December 31,
Amounts in thousands	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
United States	$2,261	$767	$1,494	195%	$5,825	$4,373	$1,452	33%
Canada	948	2,077	(1,129)	(54%)	6,669	7,715	(1,046)	(14%)
Poland	1,352	179	1,173	655%	3,466	(153)	3,619	2365%
Corporate and Other	(24,701)	(2,517)	(22,184)	(881%)	(35,115)	(8,541)	(26,574)	(311%)
Consolidated	$(20,140)	$506	$(20,646)	(4080%)	$(19,155)	$3,394	$(22,549)	(664%)

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

4/13

The Company’s Adjusted EBITDA** increased by $4.0 million, or 69%, and by $6.9 million, or 30%, for the three months and year ended December 31, 2019 compared to the three months and year ended December 31, 2018.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three months and year ended December 31, 2019 compared to the three months and year ended December 31, 2018:

	Adjusted EBITDA**
	For the three months				For the year
	ended December 31,				ended December 31,
Amounts in thousands	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
United States	$5,441	$1,582	$3,859	244%	$11,825	$8,061	$3,764	47%
Canada	5,378	4,991	387	8%	21,212	19,522	1,690	9%
Poland	2,484	1,733	751	43%	9,392	4,890	4,502	92%
Corporate and Other	(3,527)	(2,505)	(1,022)	(41%)	(12,148)	(9,096)	(3,052)	(34%)
Consolidated	$9,776	$5,801	$3,975	69%	$30,281	$23,377	$6,904	30%

Balance Sheet and Liquidity

As of December 31, 2019, the Company had $54.8 million in cash and cash equivalents and  $179.0 million in outstanding debt on its balance sheet compared to $45.6 million in cash and cash equivalents and $59.5 million in outstanding debt at December 31, 2018.  The outstanding debt as of December 31, 2019 included the following: $170.0 million related to the Company’s credit agreement with a group of lenders led by Macquarie Capital that the Company entered into in December 2019 in connection with the Acquisition, replacing the Company’s credit agreement with the Bank of Montreal; $2.0 million of bank debt related to Casinos Poland; $2.0 million of bank debt related to Century Casino Bath; and $15.0 million related to a long-term land lease for CDR, net of $10.0 million in deferred financing costs.

Conference Call Information

Today the Company will post a copy of its Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2019 on its website at www.cnty.com/investor/financials/sec-filings. The Company will also post a presentation on the year end results on its website at www.cnty.com/investor/presentations.

The Company will host its fourth quarter 2019 earnings conference call today,  Friday,  March 13th, at 8:00 am MDT. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at www.centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until March 31, 2020 at www.cnty.com/investor/financials/sec-filings.

5/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of (Loss) Earnings

	For the three months		For the year
	ended December 31,		ended December 31,
Amounts in thousands, except for per share information	2019	2018	2019	2018
Operating revenue:
Net operating revenue	$67,236	$45,106	$218,227	$168,938
Operating costs and expenses:
Total operating costs and expenses	81,981	43,152	223,446	159,502
Earnings (loss) from equity investment	—	22	(1)	23
(Loss) earnings from operations	(14,745)	1,976	(5,220)	9,459
Non-operating income (expense), net	(3,569)	(1,053)	(6,747)	(3,536)
(Loss) earnings before income taxes	(18,314)	923	(11,967)	5,923
Income tax provision	(955)	(133)	(4,174)	(1,917)
Net (loss) earnings	(19,269)	790	(16,141)	4,006
Net earnings attributable to non-controlling interests	(871)	(284)	(3,014)	(612)
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(20,140)	$506	$(19,155)	$3,394

(Loss) earnings per share attributable to Century Casinos, Inc. shareholders:
Basic	$(0.68)	$0.02	$(0.65)	$0.10
Diluted	$(0.68)	$0.02	$(0.65)	$0.10

Weighted average common shares
Basic	29,474	29,439	29,452	29,401
Diluted	29,474	29,861	29,452	29,962

6/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Balance Sheets
	December 31,	December 31,
Amounts in thousands	2019	2018
Assets
Current assets	$79,366	$54,974
Property and equipment, net	503,933	187,017
Other assets	143,601	36,834
Total assets	$726,900	$278,825

Liabilities and Equity
Current liabilities	$56,570	$50,020
Non-current liabilities	498,255	45,422
Century Casinos, Inc. shareholders' equity	163,306	176,321
Non-controlling interests	8,769	7,062
Total liabilities and equity	$726,900	$278,825

7/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Constant Currency* Results (unaudited)

	For the three months			For the year
	ended December 31,			ended December 31,
Amounts in thousands	2019	2018	% Change	2019	2018	% Change
Net operating revenue as reported (GAAP)	$67,236	$45,106	49%	$218,227	$168,938	29%
Foreign currency impact vs. 2018	559			7,207
Net operating revenue constant currency (non-GAAP)*	$67,795	$45,106	50%	$225,434	$168,938	33%

(Loss) earnings from operations (GAAP)	$(14,745)	$1,976	(846%)	$(5,220)	$9,459	(155%)
Foreign currency impact vs. 2018	934			955
(Loss) earnings from operations constant currency (non-GAAP)*	$(13,811)	$1,976	(799%)	$(4,265)	$9,459	(145%)

Net (loss) earnings attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$(20,140)	$506	(4080%)	$(19,155)	$3,394	(664%)
Foreign currency impact vs. 2018	339			(40)
Net (loss) earnings attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$(19,801)	$506	(4013%)	$(19,195)	$3,394	(666%)

Gains and losses on foreign currency transactions are added back to net (loss) earnings in the Company’s Adjusted EBITDA** calculations. As such, there is no foreign currency impact to Adjusted EBITDA** when calculating Constant Currency* results.

Adjusted EBITDA Margins *** (unaudited)

	For the three months		For the year
	ended December 31,		ended December 31,
	2019	2018	2019	2018
United States	23%	20%	24%	24%
Canada	27%	32%	26%	32%
Poland	11%	9%	11%	7%
Corporate and Other	(262%)	(127%)	(214%)	(155%)
Consolidated Adjusted EBITDA Margin	15%	13%	14%	14%

8/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended December 31, 2019
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$2,261	$948	$1,352	$(24,701)	$(20,140)
Interest expense (income), net	1,635	1,456	55	1,020	4,166
Income taxes (benefit)	789	1,375	222	(1,431)	955
Depreciation and amortization	756	1,356	781	254	3,147
Net earnings attributable to non-controlling interests	—	195	676	—	871
Non-cash stock-based compensation	—	—	—	324	324
Loss (gain) on foreign currency transactions, cost recovery income and other	—	26	(678)	16,704	16,052
Loss on disposition of fixed assets	—	22	76	1	99
Acquisition costs	—	—	—	4,302	4,302
Adjusted EBITDA	$5,441	$5,378	$2,484	$(3,527)	$9,776

	For the three months ended December 31, 2018
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$767	$2,077	$179	$(2,517)	$506
Interest expense (income), net	—	1,084	50	65	1,199
Income taxes (benefit)	266	435	280	(848)	133
Depreciation and amortization	548	779	1,025	402	2,754
Net earnings attributable to non-controlling interests	—	174	89	21	284
Non-cash stock-based compensation	—	—	—	255	255
(Gain) loss on foreign currency transactions and cost recovery income	—	(95)	(138)	94	(139)
Loss on disposition of fixed assets	1	4	27	23	55
Pre-opening expenses	—	533	221	—	754
Adjusted EBITDA	$1,582	$4,991	$1,733	$(2,505)	$5,801

9/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the Year ended December 31, 2019
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$5,825	$6,669	$3,466	$(35,115)	$(19,155)
Interest expense (income), net	1,635	5,312	197	1,085	8,229
Income taxes (benefit)	2,018	3,278	1,617	(2,739)	4,174
Depreciation and amortization	2,330	4,539	3,064	910	10,843
Net earnings (loss) attributable to non-controlling interests	—	1,295	1,731	(12)	3,014
Non-cash stock-based compensation	—	—	—	1,303	1,303
(Gain) loss on foreign currency transactions, cost recovery income and other	—	(439)	(1,096)	16,709	15,174
Loss on disposition of fixed assets	17	20	413	345	795
Acquisition costs	—	—	—	5,366	5,366
Pre-opening expenses	—	538	—	—	538
Adjusted EBITDA	$11,825	$21,212	$9,392	$(12,148)	$30,281

	For the Year ended December 31, 2018
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$4,373	$7,715	$(153)	$(8,541)	$3,394
Interest expense (income), net	1	3,895	206	12	4,114
Income taxes (benefit)	1,508	2,536	595	(2,722)	1,917
Depreciation and amortization	2,178	3,211	3,065	945	9,399
Net earnings (loss) attributable to non-controlling interests	—	722	(75)	(35)	612
Non-cash stock-based compensation	—	—	—	868	868
(Gain) loss on foreign currency transactions and cost recovery income	—	(235)	(428)	2	(661)
Loss on disposition of fixed assets	1	10	1,054	25	1,090
Pre-opening expenses	—	1,668	626	350	2,644
Adjusted EBITDA	$8,061	$19,522	$4,890	$(9,096)	$23,377

10/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period financial information compared to prior period financial information using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s net operating revenue,  (loss) earnings from operations and net earnings (loss) attributable to Century Casinos, Inc. shareholders. Constant currency results are calculated by dividing the current quarter or year to date local currency segment results, excluding the local currency impact of foreign currency gains and losses, by the prior year’s average exchange rate for the quarter or year to date and comparing them to actual U.S. dollar results for the prior quarter or year to date. The average exchange rates for the current and prior year are reported in Note 2 to the Consolidated Financial Statements included in Part II, Item 8, “Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K. The average exchange rates for the three months ended December 31, 2019 and 2018 are presented below.

	For the three months
	ended December 31,
Average Rates	2019	2018	% Change
Canadian dollar (CAD)	1.3199	1.3218	0.1%
Euros (EUR)	0.9032	0.8763	(3.1%)
Polish zloty (PLN)	3.8702	3.7668	(2.7%)
British pound (GBP)	0.7766	0.7773	0.1%
Source: Pacific Exchange Rate Service

Constant currency information is not a measure of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for net operating revenue, (loss) earnings from operations or net earnings (loss) attributable to Century Casinos, Inc. shareholders as determined in accordance with GAAP.

11/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

**  The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation and amortization, non-controlling interests net earnings (loss) and transactions,  pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time items, such as acquisition and disposition costs and gain or loss.  Expense related to the Company’s Master Lease is included in the interest expense (income), net line item. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under GAAP. Adjusted EBITDA is not considered a measure of performance recognized under GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

12/13

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company.  The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino in Cape Girardeau and Caruthersville, Missouri, in Calgary and St. Albert, Alberta, Canada and in Bath, England; Mountaineer Casino, Racetrack & Resort in New Cumberland, West Virginia; the Century Mile Racetrack and Casino (“CMR”) in Edmonton, Alberta, Canada; and Century Bets! Inc. (“CBS”). CBS and CMR operate the pari-mutuel off-track horse betting networks in southern and northern Alberta, respectively. Through its Austrian subsidiary, Century Resorts Management GmbH (“CRM”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the operator of eight casinos throughout Poland; and a 75% ownership interest in Century Downs Racetrack and Casino in Calgary, Alberta, Canada. The Company operates five ship-based casinos. The Company, through CRM, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, including the impact of the Acquisition on the Company’s results, the impact of the current coronavirus (COVID-19) pandemic, operating efficiencies, synergies and operational performance, the integration of the Acquired Casinos into our business, the prospects for and timing and costs of new projects, projects in development and other opportunities, our credit agreement with Macquarie Capital, debt repayment, investments in joint ventures, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2019 and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

13/13